POWER OF ATTORNEY

I, Samuel L. Caster, residing at 2034 W. Beltline Rd., Cedar Hill, TX, do hereby appoint the the Finance Department of Mannatech, Incorporated, a Texas corporation (the “Company”), my true and lawful attorneys-in-fact (the “Attorneys-in-Fact”) to have full power to act in my name, place and stead and on my behalf to do and execute all or any of the following acts, deeds and things:

1)
To execute and file for and on behalf of me with the Securities & Exchange Commission via the EDGAR System, in my capacity as one or more of an officer, director, or significant stockholder of Mannatech, Incorporated or any of its subsidiaries (collectively, the “Company”), reports or other filings under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, including without limitation, Forms 3, 4 and 5, including any amendments, corrections, supplements or other changes thereto.

I hereby grant to the Attorneys-in-Fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done (in the Attorneys-in-Fact’s sole discretion) in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the Attorneys-in-Fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. I acknowledge that the Attorneys-in-Fact, in serving in such capacity at my request, are not assuming, nor is the Company assuming, any of my responsibilities to comply with Section 16 of the Exchange Act.

Any document that provides any information other than the required factual recitation of the number of shares transferred and the resulting percentage of shares owned, must be approved in writing by Sam Caster, prior to any publication of such document.

This Power of Attorney shall remain in full force and effect until I am no longer subject to Section 16 of the Exchange Act with respect to my holdings of and transactions in securities issued by the Company, unless earlier revoked by me in a signed writing delivered to the Attorneys-in-Fact.

IN WITNESS WHEREOF, I have executed this Power of Attorney as of January 29, 2014

Signature:	/s/ Samuel L. Caster
Name:	Samuel L. Caster

[Notary Block on Next Page]

STATE OF Texas	§
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COUNTY OF Dallas	§

BEFORE ME, the undersigned Notary Public in and for the State of Texas, on this day personally appeared Samuel L. Caster, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 29th day of January, 2014
/s/ Terrie L. Bayless
Notary Public in and for
the State of Texas
My Commission Expires: 07-24-14